Exhibit 99

                                FONAR CORPORATION

Fonar MRI news @ aol.com      110  Marcus   Drive     The     MRI     Specialist
For   Immediate  Release      Melville, NY  11742     An    ISO   9001   Company

Contact: Jordan   Darrow                              Contact:   Daniel   Culver
Darrow  Associates,  Inc                              Director of Communications
darrow  @ optonline. net                              Email: invest @ fonar. com
Tel:    631 / 367 - 1866                              Tel:   631  /  694  - 2929
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      FONAR Receives Notification from Nasdaq Regarding Its Listing on The
                            Nasdaq Capital Market

MELVILLE, NEW YORK -- December 23, 2005 -- FONAR Corporation (NASDAQ: FONR), The Inventor of MR Scanning, announced today that it received written notification from The Nasdaq Stock Market on December 22, 2005 that the bid price of its common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 4310(c)(4) (the "Rule"). Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), the Company has been provided an initial period of 180 calendar days, or until June 20, 2006, to regain compliance. The notice states the Nasdaq staff (the "Staff") will provide written notification that the Company has achieved compliance with the Rule if at any time before June 20, 2006 the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

If the Company cannot demonstrate compliance with the Rule by June 20, 2006, the Staff will determine whether the Company meets the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, the Staff will notify the Company that it has been granted an additional 180 calendar days compliance period. FONAR currently complies with the requirements for initial listing on the The Nasdaq Capital Market, except for the $1.00 minimum closing bid price. If the Company is not eligible for an additional compliance period, the Staff will provide written notice that the Company's securities will be delisted. At that time, the Company may appeal the Staff's determination to delist its securities to a Listing Qualifications Panel.

About FONAR

FONAR was incorporated in 1978, making it the first, oldest and most experienced MRI manufacturer in the industry. FONAR introduced the world's first commercial MRI in 1980, and went public in 1981. Since its inception FONAR has installed over 300 MRI scanners worldwide. Their stellar product line includes the Upright{trademark} MRI (also known as the Stand-Up{trademark} MRI), the only whole-body MRI that performs Position{trademark} imaging (pMRI{trademark}) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR Upright{trademark} MRI often sees the patient's problem that other scanners cannot because they are lie-down only. With over 100,000 patients scanned, the patient-friendly Upright{trademark} MRI has a near zero claustrophobic rejection rate by patients. As a FONAR customer states, "If the patient is claustrophobic in this scanner, they'll be claustrophobic in my parking lot." Approximately 85% of patients are scanned sitting while they watch a 42" flat screen TV. FONAR's latest MRI scanner is the FONAR 360{trademark}, a room-size recumbent scanner that optimizes openness while facilitating physician access to the patient. FONAR is headquartered on Long Island, New York, and has approximately 500 employees.

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The Inventor of MR Scanning,  True  Flow, Stand-Up, Upright, Position, PMRI and
The Proof is in the Picture are trademarks of FONAR.


Be sure to visit FONAR's Web site for Company product and investor information:
                                  www.fonar.com


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This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company filings with the Securities and Exchange Commission.